EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Announces Record Revenue and Preliminary Financial Results for Fourth Quarter and Full Year 2016

BRISBANE, California, January 9, 2016 ─ Cutera, Inc. (CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today announced the following preliminary, unaudited, financial results for the quarter and year ended December 31, 2016:

■	Approximately $38 million of revenue in the fourth quarter, representing 26% year-over-year growth
■	Approximately $118 million of revenue in 2016, representing 25% year-over-year growth
■	Ten consecutive quarters of double-digit revenue growth
■	Q4’2016 and full year 2016 revenue levels represent the highest quarterly and annual revenue achieved in the Company’s history
■	GAAP net income of approximately $4.0 million for the quarter, or approximately $0.29 per fully diluted share.

Ron Santilli, Executive Vice President and Chief Financial Officer stated, “We are pleased that revenue for the fourth quarter has once again exceeded our guidance. These preliminary results constitute the strongest quarter and full-year revenue in Cutera’s history. We achieved revenue growth in both the North American and Rest of the World markets with strength across several of our products, particularly from the enlighten offering, our tattoo and skin revitalization product.”

The Company planned for, and realized, full-year profitability in 2016, with approximately $4.0 million in net income in the fourth quarter of 2016. This is Cutera’s first full-year of GAAP profitability since 2007. The Company expects to continue leveraging its business model to maintain double-digit growth in revenue and achieve solid earnings and cash generation in the future. The Company believes it is well positioned with its current product portfolio, pipeline of new technologies and strong global commercial team to continue this momentum. It further believes that the market for aesthetic equipment remains strong and Cutera’s continued high rate of growth indicates it is increasing market share.

The Company plans to release actual fourth quarter 2016 financial results on Monday, February 13, 2017 after market close.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements include preliminary, unaudited, financial performance for the fourth quarter ended December 31, 2016, description of the Company’s product pipeline and sales momentum. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include review of our financial results for the fourth quarter of 2016, including consultation with our independent auditors, and others that are described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 7, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.